UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of the shareholders of CenterPoint Energy, Inc. (“CenterPoint Energy”) held on April 26, 2012, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in CenterPoint Energy’s definitive proxy statement for the annual meeting, which was filed with the SEC on March 16, 2012.

Election of Directors (Item 1)

The following nominees for directors were elected to serve one-year terms expiring at the 2013 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-Votes
Donald R. Campbell	300,602,715	8,801,980	1,115,210	54,692,033
Milton Carroll	306,735,057	2,916,472	868,376	54,692,033
O. Holcombe Crosswell	298,500,381	11,020,656	998,868	54,692,033
Michael P. Johnson	298,531,483	10,832,076	1,156,346	54,692,033
Janiece M. Longoria	301,011,137	8,718,098	790,670	54,692,033
David M. McClanahan	307,895,314	1,886,936	737,655	54,692,033
Susan O. Rheney	306,841,993	2,808,308	869,604	54,692,033
R. A. Walker	307,120,624	2,528,335	870,946	54,692,033
Peter S. Wareing	307,961,475	1,620,879	937,551	54,692,033
Sherman M. Wolff	300,522,307	9,134,921	862,677	54,692,033

Ratification of Appointment of Independent Auditors (Item 2)

The appointment of Deloitte & Touche LLP as independent registered public accountants for CenterPoint Energy for 2012 was ratified:

For	Against	Abstentions	Broker Non-Votes
359,263,815	5,027,505	920,618	0

Advisory Vote on Executive Compensation (Item 3)

The advisory resolution on executive compensation was approved:

For	Against	Abstentions	Broker Non-Votes
295,407,991	13,136,847	1,975,067	54,692,033

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: April 27, 2012	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary